Exhibit 5.1
                                                             -----------


       DeWitt          Capital Square Office     West Office
 Ross & Stevens sc     Two East Mifflin Street   Firstar Financial Centre
    ---------          Suite 600                 8000 Exelsior Drive, Suite 401
    LAW  FIRM          Madison, WI 53703-2865    Madison, WI 53717-1914
                       Fax 608-252-9243          Fax 608-831-2105
                       Tel 608-255-8891          Tel 608-831-2100


                                        Please respond to: Capital Square Office

May 21, 1998


Rayovac Corporation
601 Rayovac Drive
Madison, WI  53711-2497

RE:  Legality Opinion Regarding S-3 Registration
     Statement No. 333-49281, as Amended

Ladies and Gentlemen:

We have acted as special counsel for Rayovac Corporation, a Wisconsin corporation (the "Company") and for certain shareholders of the Company who are listed on Schedules B and B-1 of the U.S. and International Purchase Agreements described herein, in connection with the Company's registration of 7,475,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, which is proposed to be sold by such shareholders. The shareholders may sell up to 5,980,000 Shares, including up to 780,000 over-allotment Shares (the "U.S. Shares"), pursuant to the terms of the U.S. Purchase Agreement (the "U.S. Purchase Agreement") between the Company and the U.S. underwriters named in Schedule A thereto (the "U.S. Underwriters"), and the shareholders listed on Schedules B and B-1 thereto (the "Selling Shareholders") and up to 1,495,000 Shares, including up to 195,000 over-allotment Shares (the "International Shares"), pursuant to the terms of the International Purchase Agreement (the "International Purchase Agreement") between the Company, the international managers named in Schedule A thereto (the "International Managers") and the Selling Shareholders who are listed in Schedules B and B-1 thereto. (The U.S. Shares and the International Shares together are referred to herein as "Shares".)

     DeWitt
Ross & Stevens sc
-----------------
    LAW FIRM


Rayovac Corporation
May 21, 1998
Page 2

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-49281) as filed with the Securities and Exchange Commission (the "Commission") on April 2, 1998, and Amendment No. 1 to the Form S-3 Registration Statement as filed with the Commission on May 13, 1998 (which Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the common stock; (iii) the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company; (iv) the U.S. Purchase Agreement and the International Purchase Agreement, each in the form as of the date hereof; and
(v) certain shareholder agreements and resolutions of the Board of Directors of the Company relating to the registration of the Shares by the Company and sale of the Shares by the Selling Shareholders. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are admitted to the practice of law in the State of Wisconsin, and the opinion expressed herein is limited to the federal laws of the United States of America and the laws of the State of Wisconsin.

     DeWitt
Ross & Stevens sc
-----------------
    LAW FIRM



Rayovac Corporation
May 21, 1998
Page 3


Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for sale and that the Shares to be sold by the Selling Shareholders in accordance with the U.S. Purchase Agreement and the International Purchase Agreement have been validly issued by the Company and are fully paid and nonassessable, except to the extent that such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished by us, as special counsel to the Company, in connection with the filing of the Registration Statement with the Commission and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior express written permission.

Sincerely,

/s/ DEWITT ROSS & STEVENS s.c.

DEWITT ROSS & STEVENS s.c.





TDZ:jtk